Exhibit (10)(f)(9)
AMENDMENT NO. 8

TO

ALLTEL CORPORATION

 1998 MANAGEMENT DEFERRED COMPENSATION PLAN

WHEREAS, Alltel Corporation ("Alltel") maintains the Alltel Corporation 1998 Management Deferred Compensation Plan, effective June 23, 1998, as amended (the "Plan"); and

WHEREAS, Alltel desires to further amend the Plan regarding the crediting of earnings and interest under the Plan for all Participants, which shall also apply to any deferrals of those Participants of awards under the Alltel Corporation Performance Incentive Compensation Plan, as amended, and the Alltel Corporation Long-Term Performance Incentive Compensation Plan, as amended and any other plans as applicable;

                NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended effective January 1, 2008, in the respects hereinafter set forth:

Article I of the Plan is amended to state:

“1.18.  “Interest Rate” shall, except as otherwise provided in Section 3.3, mean a percentage equal to the “Prime Rate” as published in the first issue (in which “Prime Rate” is published) of the Wall Street Journal during each Year beginning after December 31, 1998, plus two hundred (200) basis points.  For each Year beginning after December 31, 2007, “Interest Rate” shall mean five hundred (500) basis points.”

IN WITNESS WHEREOF, Alltel has caused this Amendment to be executed on this 1st day of January, 2008.

ALLTEL CORPORATION

                                                                                                                                                                                            By:  /s/ Scott T. Ford
                                                                                                                                             Title: President and Chief Executive Officer